TEGAL CORPORATION REPORTS
THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS

Petaluma, Calif., February 12, 2009 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of DRIE, plasma etch, and deposition systems used in the production of MEMS, power semiconductor, and optoelectronic devices, today announced financial results for the Third Quarter Fiscal Year 2009, which ended December 31, 2008.  Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Thursday, February 12, 2009.  More information about the conference call is provided below.

Third Quarter Highlights

• Systems revenue more than doubled sequentially, and net loss was cut in half over the prior quarter.

• Shipments in the quarter included two DRIE systems: a multi-module cluster system to a high volume manufacturer of MEMS-based sensors and a second system to a leading supplier of substrates and services in the integrated circuit and MEMS sensor markets.

• The Company received an order during the quarter for an Endeavor AT PVD cluster tool from a leading manufacturer of MEMS imaging sensors.

• The company reduced operating expenses by 20% from the immediately preceding quarter. Reflecting the continued weakness in the global economy, the Company continues to streamline operations and initiated another 10% reduction in its workforce (on top of the 10% announced last quarter).

Financial Results

Revenues for the third quarter of fiscal 2009 were $4.5 million, a decrease of 56% from $10.1 million in the same period last year.  Revenues increased from the previous quarter by 123% from $2.0 million.  Tegal reported a net loss of ($1.4) million, or ($0.19) per share, for the quarter, compared to net income of $2.8 million, or $0.39 per share in the same period last year, and a net loss of ($2.5) million, or ($0.34) per share in the prior quarter.

Gross profits for the third quarter of fiscal 2009 were 30.5% compared to 43.8% in the same period last year, and down from 50.8% in the prior quarter.

Operating loss for the third quarter was ($1.4) million, including approximately $0.4 million of non-cash charges.  Operating income in the same period last year was $1.7 million.  That period’s operating expenses included $0.5 million of non-cash charges.  The operating loss for Q2 of this fiscal year was ($2.4) million, which included $0.5 million of non-cash charges.

Backlog at the end of the quarter was $2.8 million.

During the quarter, the Company's operational use of cash declined significantly to $1.0 million, showing substantial improvement over the prior quarter burn of $2.0 million. Cash at the end of the fiscal third quarter of 2009 was $12.7 million.  Over the same three month period, inventories increased by $0.4 million to $14.1 million, accounts receivable increased by $1.6 million to $6.2 million, and accounts payable increased by $1.2 million to $1.8 million.

As of December 31, 2008, the Company’s total shares outstanding were 8,412,676.

“The additional shipments of DRIE systems this quarter, so soon after the completion of our acquisition of the DRIE product line from Alcatel Micro Machining Systems (AMMS), is further evidence that our strategy to achieve a leading position among MEMS producers is working,” said Thomas Mika, President and CEO of Tegal Corporation.  “In addition, our PVD products are increasingly recognized by MEMS producers for their critical role in the development of advanced imaging sensors and other MEMS devices, a market that is still growing despite the overall weakness in the global economy.”

“Despite completing the integration of the AMMS acquisition during the quarter, we substantially reduced operating expenses and our cash burn rate compared to last quarter,” continued Mr. Mika.  “We believe these are the steps that are necessary in the current economic climate and will continue to conserve cash, enabling us to protect our balance sheet and improve our competitive position as the economy turns around.”

Investor Conference Call
Tegal Corporation will discuss these results and further details of its second quarter of fiscal 2009 during a conference call today, Thursday, February 12, 2009, at 5:00 p.m. EST / 2:00 p.m. PST.  The call is open to all interested investors.  The call-in numbers are (866) 713-8564 or (617) 597-5312.  For either dial-in number, Investors should reference passcode: 92360784.  A digital recording will be made available two hours after the completion of the conference call, and it will be accessible through midnight on Thursday, February 19, 2009. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode: 89955875.   The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com.  An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal sells production-qualified process tools for commercial fabrication of MEMS, power semiconductor, and optoelectronic devices.  Incorporating unique, patented, etch and deposition technologies, our installed base of more than 1,700 etch and deposition systems is backed by 35+ years of continuous technology improvements, and over 100 patents.  We’ve earned a reputation among our customers for award-winning support, and for supplying reliable, value-oriented systems, for Silicon DRIE MEMS and Power Device etch, AlN PVD and PZT plasma etch, precision descum, and stress controlled metal film PVD.  Some examples of products enabled by Tegal technology are power management modules found in portable computers, cellphones, and handheld consumer electronic gear; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking; and MEMS devices like accelerometers for consumer electronics,  gaming, and automotive safety and stability control, microfluidic control devices for ink jet printers, and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com.
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Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
The Blueshirt Group
Chris Danne, 415/217-7722

Tegal Q3 2009 Earnings Release

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	December 31,	March 31,
	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$12,721	$19,271
Accounts receivable, net of allowances for sales returns and doubtful accounts of $213 and $191 at September 30, 2008 and March 31, 2008, respectively	6,233	6,758
Inventories, net	14,061	11,056
Prepaid expenses and other current assets	579	788
Total current assets	33,594	37,873
Property and equipment, net	1,171	1,213
Intangible assets, net	3,670	903
Other assets	72	90
Total assets	$38,507	$40,079
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and bank lines of credit	$1	$14
Accounts payable	1,825	1,469
Accrued product warranty	837	1,770
Deferred revenue	254	252
Accrued expenses and other current liabilities	2,545	3,644
Total current liabilities	5,462	7,149
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 50,000,000 shares authorized; 8,412,676 and 7,242,736 shares issued and outstanding at December 31, 2008 and March 31, 2008, respectively	84	72
Additional paid-in capital	128,275	123,567
Accumulated other comprehensive income (loss)	(396)	(446)
Accumulated deficit	(94,918)	(90,263)
Total stockholders’ equity	33,045	32,930
Total liabilities and stockholders’ equity	$38,507	$40,079

Tegal Q3 2009 Earnings Release

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007

Revenue	$4,476	$10,145	$11,215	$25,543
Cost of sales	3,113	5,725	6,504	15,262
Gross profit	1,363	4,420	4,711	10,281
Operating expenses:
Research and development expenses	1,142	810	3,423	2,645
Sales and marketing expenses	756	923	2,438	3,208
General and administrative expenses	880	938	3,681	3,589
Total operating expenses	2,778	2,671	9,542	9,442
Operating income (loss)	(1,415)	1,749	(4,831)	839
Other income (expense), net	50	1,085	176	2,049
Net income (loss)	$(1,365)	$2,834	$(4,655)	$2,888
Net income (loss) per share:
Basic	$(0.19)	$0.40	$(0.61)	$0.41
Diluted	$(0.19)	$0.39	$(0.61)	$0.40
Shares used in per share computation:
Basic	7,368	7,148	7,569	7,120
Diluted	7,368	7,281	7,569	7,241

Note: Shares used in per share computation for Basic and Diluted reflect a 12 to1 reverse stock split effected by the Company on July 25, 2006